First Amendment to Services Agreement Dated January 7, 2008

This First Amendment to Services Agreement is made this 3rd day of October, 2008 between CIB Marine Bancshares, Inc. (hereinafter “Client”), a Wisconsin corporation, and dbrok group, LLC (hereinafter “dbrok”), a Wisconsin limited liability company.

The parties agree that the Services Agreement dated January 7, 2008 between Client and dbrok (the “Agreement”) is hereby modified and amended as follows:

1. The term of the Agreement shall be extended from December 31, 2008 to March 31, 2009.
2. The work day limit over the term of the Agreement shall be increased from 125 days to 190 days.
3. Effective September 1, 2008, the daily rate shall be increased from $1,200.00 per day to dbrok’s current prevailing rate of $1,300.00 per day.

In Witness Whereof, the parties have signed this Amendment as of the day and year first written above.

CIB Marine Bancshares, Inc.

/s/ Daniel J. Rasmussen
By: Daniel J. Rasmussen
Its: SVP & General Counsel

dbrok group, LLC

/s/ Edwin J. Depenbrok
By: Edwin J. Depenbrok